Exhibit 31.1

RULE 13a-14(a) CERTIFICATION

I, Riccardo Delle Coste, certify that:

1. I have reviewed this annual report on Form 10-K/A of Barfresh Food Group Inc., a Delaware corporation;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

December 19, 2025

By:	/s/ Riccardo Delle Coste
Name:	Riccardo Delle Coste
Title:	Principal Executive Officer